Exhibit 10.7

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (“Guaranty Agreement”), dated as of December 15, 2015, is executed and delivered by Richard J. Kurtz, an individual (“Guarantor”) to Enhanced Credit Supported Loan Fund, LP, as Agent under the Note Purchase Agreement (“Agent”). This Guaranty Agreement amends and restates in its entirety that certain Guaranty Agreement dated as of December 10, 2013 by Guarantor in favor of Agent, as amended.

Definitions

The following terms shall have the following meanings wherever used in this Guaranty Agreement:

“Agent” has the meaning specified in the introductory paragraph hereof.

“Applicable Law” means all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of governmental authorities.

“Borrower” means Lapolla Industries, Inc., a Delaware corporation.

“Full Payment” means the full and indefeasible cash payment of all Obligations under the Note Purchase Agreement.

“Guaranteed Obligations” means the Obligations from time to time owing by Borrower to the Purchasers under or in respect of the Note Purchase Agreement, including without limitation, all unpaid principal and accrued interest thereunder and all costs, fees and expenses owing by Borrower to Purchasers with respect thereto.

“Guarantor” has the meaning specified in the introductory paragraph hereof.

“Guaranty Agreement” has the meaning specified in the introductory paragraph hereof.

“Note Purchase Agreement” means the certain Note Purchase Agreement, dated as of December 10, 2013, between Borrower, Agent and the other parties thereto from time to time (as such agreement may be renewed, extended, amended, restated, amended and restated, supplemented, increased, restated, replaced or otherwise modified from time to time).

“Obligations” means the “Obligations” as defined in the Note Purchase Agreement (which definition is incorporated herein by reference), which includes but is not limited to the Guaranteed Obligations.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, governmental authority or other entity.

“Pledge Agreement” means that certain pledge agreement dated as of December 10, 2013 between Guarantor and Agent, as amended or amended and restated from time to time.

“Properly Contested” means with respect to any obligation of the Guarantor, (a) the obligation is subject to a bona fide dispute regarding amount of the Guarantor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Guarantor; (d) no Lien is imposed on the assets of the Guarantor, unless bonded and stayed to the satisfaction of Agent; and (e) if the obligations results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” means the fair market value of Guarantor’s assets, excluding any assets held in trust for the benefit of Guarantor.

Other terms defined in the Note Purchase Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings in this Guaranty Agreement as are provided by the Note Purchase Agreement, and each of such definitions hereby is deemed to be incorporated herein by reference. Guarantor expressly acknowledges that he has read and is familiar with all such incorporated definitions and agrees that incorporation of same herein shall be deemed to have the same effect and enforceability herein as though each of such incorporated definitions is set forth herein at length.

RECITALS:

A. Borrower and Agent have executed and entered into the Note Purchase Agreement, which (among other things) provides for loans by Purchasers to Borrower on the terms and conditions prescribed therein.

B. This Guaranty Agreement is required by the Note Purchase Agreement and Guarantor’s execution and delivery hereof is a condition (among other conditions) to the making of the loans under the Note Purchase Agreement.

C. Guarantor owns a majority of the issued and outstanding Capital Stock of Borrower and has determined that (i) Guarantor will directly and indirectly benefit from the availability of financing to Borrower under the Note Purchase Agreement and the other transactions evidenced by and contemplated by the Loan Documents, (ii) Guarantor will benefit, directly and indirectly, from executing and delivering this Guaranty Agreement and (iii) it is in Guarantor’s best interest to execute and deliver and, if called upon to do so, to perform his obligations under this Guaranty Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.                  Guaranty of Guaranteed Obligations. This Guaranty Agreement is executed by Guarantor pursuant to the Note Purchase Agreement and is for the benefit of Agent and the Purchasers. As an inducement to the Purchasers to enter into the Loan Documents and make the loans and other financial accommodations to Borrower under the Loan Documents, for value received, Guarantor hereby unconditionally, irrevocably and absolutely guarantees to Agent the prompt and Full Payment of the Guaranteed Obligations when due or declared to be due and at all times thereafter. Notwithstanding anything to the contrary contained herein, the Guaranteed Obligations shall be deemed to be due or declared due upon an Event of Default to the extent Agent is prevented by Applicable Law or any subordination agreement from exercising its right to accelerate the maturity of all or any portion of the Guaranteed Obligations, to collect interest thereon, or to enforce or exercise any other right or remedy with respect thereto.

2.                  Nature of Guaranty. This Guaranty Agreement is and shall be an absolute, unconditional, irrevocable and continuing unlimited guaranty of payment, and not solely of collection. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Purchase Agreement and the other Loan Documents, without setoff or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent with respect thereto. The Guaranteed Obligations may be increased, reduced or paid in full at any time and from time to time without affecting the liability or obligation of Guarantor under this Guaranty Agreement with respect to all Guaranteed Obligations, whenever incurred or arising. All Guaranteed Obligations now or hereafter arising shall be conclusively presumed to have been made or acquired in acceptance hereof. Guarantor shall be liable, jointly and severally, with Borrower and any other Person now or hereafter obligated in respect of the payment of the Guaranteed Obligations, or any portion thereof. It is the intention of Guarantor and Agent that Guarantor’s liabilities and obligations hereunder shall not be discharged except by Guarantor’s Full Payment of such liabilities and obligations and then only to the extent of such payment (to the extent not otherwise satisfied by Borrower or any other Person now or hereafter obligated in respect of the Guaranteed Obligations). To secure the Guarantor’s obligations under this Guaranty, the Guarantor has executed the Pledge Agreement.

3.                  Representations and Warranties. Guarantor hereby represents and warrants to Agent as follows:

(a)                This Guaranty Agreement is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)               Guarantor has filed all federal, and all material state and local tax returns and other reports that he is required by law to file, and has paid, or made provision for the payment of, all federal Taxes and all other material Taxes upon him, his income and his properties that are due and payable, except to the extent being Properly Contested.

(c)                Guarantor is in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d)               Guarantor has received and will receive a direct and indirect material benefit from the transactions evidenced by and contemplated in the Note Purchase Agreement and the other Loan Documents. The value of the consideration received and to be received by Guarantor is reasonably worth at least as much as the liability and obligation of Guarantor hereunder.

(e)                Guarantor is solvent and the fair market value of his assets exceeds his liabilities.

(f)                Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor is familiar with, and has had an opportunity to review the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all property intended to be security for the payment of all or any part of the Guaranteed Obligations; provided that Guarantor is not relying on such financial condition or the existence or value of any such security as an inducement to enter into this Guaranty Agreement. Guarantor has adequate means to obtain, on a continuing basis, information concerning the financial condition of Borrower. Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that any Person other than Guarantor will be liable to pay the Guaranteed Obligations. Agent has not made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty Agreement.

(g)               The assets, properties and business of the Guarantor are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by individuals similarly situated and under policies issued by insurers of recognized responsibility.

(h)               Each brokerage or other security account maintained by Guarantor as of the date of this Guaranty Agreement is listed as follows: (a) UBS, (b) Merrill Lynch, (c) Cantone Research, Inc., and (d) Wells Fargo Advisors.

(i)                 The financial information provided by the Guarantor to Agent, attached hereto as Exhibit C, regarding the financial assets, liabilities, and income of the Guarantor is true and complete and includes all material information necessary to make such information on the date as of which such information is dated, taken as a whole, not misleading. The financial information regarding years for which Guarantor’s tax returns have been prepared matches the information used in the preparation and filing of the Guarantor’s tax returns for such periods. To the extent the most recent financial information set forth in Exhibit C is as of a date prior to the date of this Guaranty Agreement, Guarantor hereby represents and warrants that there have been no adverse changes to the financial position of the Guarantor from such date through the date hereof, after giving effect to any recent or pending transactions.

(j)                 The signature page to this Guaranty Agreement contains Guarantor’s full legal name and the address of his legal residence.

4.                  Covenants. Guarantor agrees that until the Full Payment of the Obligations:

(a)                Guarantor promises to deliver to Agent:

(i)                 promptly as soon as available and in any event within 45 days after the close of the calendar quarters ended December 31, 2015 and June 30, 2016, financial statements for Guarantor, in form and substance satisfactory to Agent;

(ii)               promptly upon opening any brokerage or other securities account other than as listed in Section 3(h), written notice providing the name, account, and such other information as Agent may reasonably request;

(iii)             promptly as soon as available and in any event within 45 days after the last day of each March, June, September and December, copies of the monthly statement for each of Guarantor’s brokerage or other securities accounts as of the last day of such month;

(iv)             within 45 days of the end of each calendar quarter, a Guarantor Compliance Certificate in the form attached hereto as Exhibit A;

(v)               within 45 days of the end of each calendar year, an opinion of counsel reasonably acceptable to Agent in substantially the form attached hereto as Exhibit B;

(vi)             promptly as soon as available and in any event within 10 days of filing, Guarantor’s personal federal income tax returns, together with a certification by a tax accountant reasonably satisfactory to Agent that the annual financial information provided by Guarantor pursuant to Section 4(a)(i) has been reviewed by such accountant, matches the information used by the accountant in preparation of the Guarantor’s filed tax return, and is not wrong or misleading to the knowledge of the accountant;

(vii)           such other reports and information (financial or otherwise) as Agent may request from time to time in connection with Guarantor’s financial condition or business.

(b)               Guarantor shall comply with all Applicable Law with respect to Guarantor unless failure to comply (other than failure to comply with any laws relating to terrorism or money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) could not reasonably be expected to have a Material Adverse Effect with respect to Guarantor.

(c)                Guarantor shall pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

(d)               Guarantor shall notify Agent promptly if his legal residence changes from that listed on the signature page hereto.

(e)                Guarantor shall not take any action that would result in the occurrence of a Change of Control.

(f)                Guarantor shall maintain, in amounts customary for individuals engaged in comparable business activities with insurers of recognized responsibility, (a) “all risk” casualty insurance on his properties against such hazards as are customarily insured against by individuals engaged in comparable business activities and (b) general liability insurance.

(g)               Guarantor’s Net Worth shall at all times be no less than $100,000,000.

(h)               Guarantor’s Total Asset Value shall be no less than nine times the amount of the Indebtedness of the Guarantor.

(i)                 Guarantor shall not transfer, mortgage, pledge, grant or permit to exist a security interest in, or lien upon all or any portion of his interest in Forest Hill Terrace Associates GP, L.L.C.

(j)                 From and after August 31, 2014, Guarantor shall not provide (i) Subordinated Debt to Borrower in excess of $500,000 or (ii) capital contributions to Borrower, in each case without the prior written consent of the Agent.

(k)               Guarantor shall not, without the prior written consent of Agent, repay in part or in full, directly or indirectly, the Senior Indebtedness.

(l)                 To the extent Guarantor receives any cash or property from the Company, whether pursuant to a repayment, payment, dividend or otherwise, Guarantor shall deliver to Agent 30% of the first $500,000 so received and 100% of any amounts received in excess of $500,000.

(m)             On or before April 30, 2016, Guarantor shall pay $2,000,000 to Agent for the benefit of the Purchasers (the “April Payment”). The amount of the April Payment will be reduced by an amount equal to any payments made by Guarantor to Agent pursuant to Section 4(l) and by any repayments of principal made by the Company to the Agent pursuant to the Note Purchase Agreement following the date hereof and on or prior to April 30, 2016.

(n)               On or prior to August 31, 2016, Guarantor shall pay in full all of the Guaranteed Obligations to Agent for the benefit of the Purchasers.

5.                  Obligations Not Impaired. Guarantor agrees that his obligations hereunder and under the other Loan Documents to which he is a party shall not be released, diminished, impaired, reduced or affected by the occurrence of any one or more of the following events: (i) lack of organizational authority of Borrower; (ii) any receivership, insolvency, bankruptcy or other proceedings affecting Borrower or its property; (iii) partial or total release or discharge of Borrower or other Person from the performance of any obligation contained in any instrument or agreement evidencing, governing or securing all or any part of the Guaranteed Obligations, whether occurring pursuant to any Applicable Law or otherwise; (iv) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all the Guaranteed Obligations, or any portion thereof, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, any of the Loan Documents; (v) the taking or accepting of any collateral security for all or any part of the Guaranteed Obligations, this Guaranty Agreement or any other guaranty; (vi) the taking or accepting of any other guaranty for all or any part of the Guaranteed Obligations; (vii) any failure to acquire, perfect or continue any Lien on Collateral securing all or any part of the Guaranteed Obligations or on any other property securing this Guaranty Agreement; (viii) any exchange, release or subordination of any Lien on any Collateral, or any release, amendment, waiver or subordination of any term of any guaranty of the Guaranteed Obligations or any other impairment of any collateral security or guaranty now or hereafter securing all or any part of the Guaranteed Obligations; (ix) any failure to dispose of any collateral security at any time securing all or any part of the Guaranteed Obligations in a commercially reasonable manner or as otherwise may be required by any Applicable Law; (x) any merger, reorganization, consolidation or dissolution of Borrower, any sale, lease or transfer of any or all of the assets of Borrower, or any change in name, business, organization, location, composition, structure or organization of Borrower; (xi) any Change of Control or any other change in the shareholders of Borrower; (xii) any invalidity or unenforceability of or defect or deficiency in any of the Loan Documents; (xiii) avoidance or subordination of the Guaranteed Obligations, or any portion thereof; (xiv) the unenforceability of all or any part of the Guaranteed Obligations against Borrower because any interest contracted for, charged, or received in respect of the Guaranteed Obligations exceeds the amount permitted by any Applicable Law; (xv) any waiver, consent, extension, forbearance, or granting of any indulgence by Agent with respect to the Guaranteed Obligations or any provision of any of the Loan Documents; (xvi) any delay in or lack of enforcement of any remedies under the Loan Documents; (xvii) the act of creating all or any part of the Guaranteed Obligations is ultra vires, or the officers or other representatives creating all or any part of the Guaranteed Obligations acted in excess of their authority; (xviii) any election of remedies by Agent; (xix) any of the Loan Documents were forged; (xx) the election by Agent in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) thereof; (xxi) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or the use of cash collateral by Borrower, or any consent by Agent to any of the foregoing; (xxii) the disallowance in bankruptcy of all or any portion of the claims of any of Agent for payment of any of the Guaranteed Obligations; or (xxiii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense available to Borrower or Guarantor, (other than Full Payment of the Guaranteed Obligations).

6.                  Consent and Waiver.

(a)                Guarantor hereby waives, to the maximum extent permitted under Applicable Law: (i) notice of acceptance of this Guaranty Agreement or other Loan Documents to which he is a party; (ii) notice of any loans or other financial accommodations made or extended under the Loan Documents; (iii) notice of the amount of the Guaranteed Obligations; (iv) notice of any adverse change in the financial condition of Borrower or other Person or of any other fact that might affect Guarantor’s risk with respect to the Guaranteed Obligations; (v) notice of presentment for payment, demand, protest, and notice thereof, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence, or promptness in enforcement and indulgences of every kind as to the Guaranteed Obligations; (vi) notice of any of the events or circumstances enumerated in paragraph 5 hereof, and all other notices and demands to which Guarantor might otherwise be entitled (except if such notice is specifically required to be given to Guarantor hereunder or under any of the Loan Documents to which Guarantor is a party); (vii) any requirement that Agent protect, secure, perfect, or insure any Lien on any Collateral or other property as security for the Guaranteed Obligations or exhaust any right or take any action against Borrower or other Person or any Collateral; (viii) the benefit of any statute of limitation applicable to enforcement of the Guaranteed Obligations, or any portion thereof, or any Liens in the Collateral or other property as security for the Guaranteed Obligations; (ix) all rights by which Guarantor might be entitled to require suit against Borrower or other Person in respect of any of the Guaranteed Obligations; or (x) any other defense of Borrower or other Person (other than Full Payment of the Guaranteed Obligations).

(b)               Guarantor hereby waives and agrees not to assert against Agent, to the extent allowed by any Applicable Law: (i) any defense available to Borrower against Agent arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any Lien in the Collateral or any other property as security for the Guaranteed Obligations; and (ii) any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent under any Applicable Law.

(c)                Agent shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against other parties unless Agent has expressly waived such right in writing. Without limiting the foregoing, no action or proceeding by Agent under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty Agreement or other Loan Documents to which he is a party until Full Payment of the Guaranteed Obligations.

(d)               To the maximum extent permitted under Applicable Law, Guarantor waives, and agrees that his liability hereunder shall not be affected by, any neglect, delay, omission, failure, or refusal of Agent to (i) exercise or properly or diligently exercise any right or remedy with respect to any or all of the Guaranteed Obligations or the collection thereof or any Collateral or other security for or Guaranty of the Guaranteed Obligations, or any portion thereof, (ii) take or prosecute, or properly or diligently take or prosecute, any action for the collection of any or all of the Guaranteed Obligations against Borrower or other Person in respect of any or all of the Guaranteed Obligations, (iii) foreclose or prosecute, or properly or diligently foreclose or prosecute, any action in connection with any agreement, document, or instrument or arrangement evidencing, securing, or otherwise affecting all or any part of the Guaranteed Obligations, or (iv) mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

(e)                Agent may at any time, without the consent of or notice to Guarantor, without incurring responsibility to Guarantor and without impairing, releasing, reducing, or affecting the obligations of Guarantor hereunder: (i) change the manner, place, or terms of payment of all or any part of the Guaranteed Obligations, or renew, extend, modify, rearrange, refinance, refund, or alter all or any part of the Guaranteed Obligations; (ii) sell, exchange, release, surrender, subordinate, realize upon, or otherwise deal with in any manner and in any order any Collateral and any Lien securing all or any part of the Guaranteed Obligations or setoff against all or any part of the Guaranteed Obligations; (iii) neglect, delay, omit, fail, or refuse to take or prosecute any action for the collection of all or any part of the Guaranteed Obligations or this Guaranty Agreement or other Loan Documents or to take or prosecute any action in connection with any of the Loan Documents; (iv) exercise or refrain from exercising any rights against Borrower, any other Person, or otherwise act or refrain from acting; (v) settle or compromise all or any part of the Guaranteed Obligations or subordinate the payment of all or any part of the Guaranteed Obligations to the payment of any obligations, indebtedness, or liabilities which may be due or become due to Agent or others; (vi) apply any deposit balance, fund, payment, collections through process of law or otherwise, or other property of Borrower or any other Person to the satisfaction of indebtedness or obligations of Borrower to Agent not guaranteed under this Guaranty Agreement; (vii) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower or any other Person in respect thereof; (viii) amend or modify in any manner and at any time or from time to time any of the Loan Documents; (ix) partially or fully release or enforce, exchange, release or waive any security for the Guaranteed Obligations, or any portion thereof; and (x) bring suit against any and all Persons liable or obligated in respect of the Guaranteed Obligations, collectively together, jointly and severally, or separately, and apply any amounts obtained by Agent in such manner as Agent may elect, subject to the Loan Documents.

(f)                Should Agent seek to enforce the obligations hereunder by action in any court or otherwise, Guarantor waives, to the maximum extent permitted under Applicable Law, any requirement, substantive or procedural, that (i) rights or remedies be enforced first against Borrower or any other Person liable for all or any part of the Guaranteed Obligations, including, without limitation, that a judgment first be rendered against any such Person, or that Borrower or any other such Person should be joined in such cause or (ii) enforcement shall first be made against any Collateral or other property which shall ever have been given to secure all or any part of the Guaranteed Obligations. Such waiver shall be without prejudice to Agent’s right to proceed against Borrower or any other Person, whether by separate action or by joinder.

(g)               If, in connection with the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including, without limitation, its right to a deficiency judgment in respect of the Guaranteed Obligations, whether because of any Applicable Law pertaining to election of remedies, disposition of collateral, or the like, Guarantor hereby consents to such action by Agent and waives any claim based upon such action. Any action which results in the denial or impairment of any such right to seek a deficiency judgment against Borrower or any other Person shall not impair the obligation of Guarantor to Full Payment of the Guaranteed Obligations or any other obligation of Guarantor contained herein.

(h)               Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, Agent is prevented by any Applicable Law or subordination agreement from exercising its right to accelerate the maturity of all or any portion of the Guaranteed Obligations, to collect interest thereon, or to enforce or exercise any other right or remedy with respect thereto, or Agent is prevented from taking any action to enforce any Lien in the Collateral or any other property as security for the Guaranteed Obligations, Guarantor shall pay to Agent, on demand, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by Agent, as the case may be.

(i)                 Guarantor hereby assumes sole responsibility for keeping himself informed of the financial condition of Borrower and each other Person liable for all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any part thereof. Guarantor agrees that Agent shall not have any obligation or duty to advise him of any such condition or any such circumstance.

(j)                 Guarantor consents and agrees that Agent shall not be under any obligation to marshal any assets in favor of Guarantor or otherwise in connection with obtaining payment of any or all of the Guaranteed Obligations from any Person or source.

(k)               Guarantor agrees that Agent may, at any time and from time to time in its discretion and with or without valuable consideration, allow substitution or withdrawal of Collateral or other security and release Collateral or other security without impairing or diminishing the liabilities or obligations of Guarantor hereunder.

(l)                 Guarantor agrees that Agent shall not be liable for any failure to use diligence or care in the collection of the Guaranteed Obligations, in the creation or perfection of any lien, security interest, or assignment intended as security, or in preserving the liability of any Person liable or obligated on the Guaranteed Obligations.

(m)             All payments by Borrower and proceeds of Collateral shall be applied to the Obligations as provided by the Note Purchase Agreement.

7.                  Default.

(a)                Upon the occurrence and during the continuation of an Event of Default and at any time following the death of Richard J. Kurtz, Guarantor agrees to pay to Agent, for the benefit of Purchasers, at Agent’s office located in New York County, New York or at such other place as Agent may specify to Guarantor in writing, on demand by Agent and without further notice of dishonor and without notice of any kind to any other Person, the full unpaid amount of the Guaranteed Obligations, in immediately available funds, or such lesser amount, if any, as may then be due and payable and demanded by Agent from time to time. If acceleration of the time for payment of any amount payable by Borrower or any other Person under or with respect to any of the Guaranteed Obligations is stayed or otherwise delayed upon the insolvency, bankruptcy, or reorganization of Borrower or any other Person, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder promptly on demand by Agent, and Guarantor expressly and unconditionally agrees to make Full Payment of the Guaranteed Obligations.

(b)               The occurrence of any of the following shall constitute a “Guarantor Default” under this Agreement:

(i)                 Guarantor fails to make Full Payment of the Guaranteed Obligations on the earlier of (A) three (3) Business Days of demand by Agent and (B) August 31, 2016.

(ii)               The Guarantor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee or custodian or any of his property, or shall generally fail to pay his debts as they become due, or shall make a general assignment for the benefit of creditors; the Guarantor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Guarantor, or the Guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or the Guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against the Guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(iii)             Guarantor shall be in default in the payment or performance of any material obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Guarantor has incurred any material Indebtedness or other material liability to any Person.

8.                  No Waiver, Remedies.

(a)                No failure on the part of Agent to exercise, and no delay in exercising, any right or remedy hereunder or under the Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. In no event shall any waiver of the provisions of this Guaranty Agreement be effective unless the same be in writing and signed by an officer of Agent, and then only in the specific instance and for the purpose given. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by any Applicable Law or any of the other Loan Documents, including without limitation the Pledge Agreement.

(b)               Failure by Agent at any time or times hereafter to require strict performance by Borrower, Guarantor, or any other Person of any of the requirements contained in any of the Loan Documents now or at any time, from time to time, hereafter executed and delivered by Borrower, Guarantor, or any such other Person shall not waive, affect, or diminish the right to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of Agent or any officer or employee thereof.

(c)                No waiver of any Event of Default or any other breach, default, or requirement shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action permitted hereunder shall in any way affect or impair any of the rights of Agent or the obligations of Guarantor under this Guaranty Agreement or under any of the other Loan Documents (except to the extent, if any, as may be specified in any such waiver). Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guaranteed Obligations shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

9.                  Notice of Sale. In the event that Guarantor is entitled to receive any notice under the UCC, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral or other property securing all or any part of the Guaranteed Obligations, it is agreed that at least ten days notice of the time and place of any public sale, or the time after which any private sale or other disposition may be made of any such Collateral or other property, shall be deemed to be reasonable notice in conformity with such requirements; provided, that notice given in any other reasonable manner or at any other reasonable time shall be sufficient.

10.              Payment by Guarantor. Whenever Guarantor pays any sum which is or may become due under this Guaranty Agreement, Guarantor shall also deliver written notice thereof to Agent contemporaneously with such payment. Such notice shall be effective for purposes of this paragraph when given with such payment to Agent in a manner prescribed for notices hereunder. For purposes of this Guaranty Agreement, in the absence of such notice in compliance with the provisions hereof, any sum received by Agent on account of the Guaranteed Obligations shall be conclusively deemed paid by Borrower.

11.              Agent. Agent shall have all of the rights, powers, and benefits as are prescribed by the Loan Documents.

12.              Cumulative Remedies; No Election. If Guarantor is or becomes liable or obligated for the Guaranteed Obligations, by endorsement or otherwise, other than under this Guaranty Agreement, such liability or obligation shall not be in any manner impaired or affected hereby, and the rights and remedies of Agent hereunder shall be cumulative of any and all other rights and remedies that Agent may ever have against Guarantor. The exercise by Agent of any right or remedy hereunder or under any other agreement, document, or instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. This Guaranty Agreement may be enforced from time to time as often as occasion for enforcement may arise as may be determined by Agent, and it is agreed and understood that it shall not be necessary for Agent, in order to enforce payment by Guarantor, first to exercise any rights or remedies against Borrower, the Collateral, or any other Person under the Loan Documents or any Applicable Law.

13.              Binding Effect. This Guaranty Agreement, and Guarantor’s performance hereunder, is for the benefit of Agent, the Purchasers, and their successors and permitted assigns, and in the event of an assignment by Agent, or its successors or permitted assigns, of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness, liabilities, and obligations so assigned, shall be deemed transferred with such indebtedness, liabilities, and obligations without necessity of further express action. This Guaranty Agreement is binding upon Guarantor, and his successors and assigns, including, without limitation, the estate of Guarantor and his heirs upon his death.

14.              Subordination. Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior Full Payment of all Guaranteed Obligations as herein provided. After the occurrence and during the continuance of an Event of Default, the Subordinated Indebtedness shall not be payable, and no payment of principal, interest, or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly, by or on behalf of Borrower or received, accepted, retained, or applied by Guarantor unless and until Full Payment of the Guaranteed Obligations. If any sums shall be paid to Guarantor by Borrower or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and shall forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Obligations in accordance with the Note Purchase Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may reasonably request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term “Subordinated Indebtedness” means, with respect to Guarantor, all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Guarantor agrees that any and all Liens (including any judgment liens), upon Borrower’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon Borrower’s assets securing payment of the Guaranteed Obligations or any part thereof, regardless of whether such Liens in favor of Guarantor or Agent presently exist or are hereafter created or attached (provided that the foregoing shall not be interpreted or deemed to allow the existence of any such Liens to the extent otherwise prohibited by the Loan Documents). Without the prior written consent of Agent, Guarantor shall not (i) file suit against Borrower or exercise or enforce any other creditor’s right he may have against Borrower or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any obligations of Borrower to Guarantor or any Liens held by Guarantor on assets of Borrower. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee, or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Full Payment of the Guaranteed Obligations. Agent may apply any such dividends, distributions, and payments against the Guaranteed Obligations in accordance with the Note Purchase Agreement or other Loan Documents. Conflict in Agreements. If the subordination provisions of this Section 14 conflict with the terms of that certain Subordination Agreement dated as of the date hereof between Guarantor, Agent and Borrower (the “Subordination Agreement”), the terms of such Subordination Agreement shall govern the subordination terms between Agent and the Guarantor.

15.              Right of Setoff. Guarantor hereby grants to Agent a right of setoff upon any and all monies, securities, or other property of Guarantor, and the proceeds therefrom, now or hereafter held or received by or in transit to Agent from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special) and credits of Guarantor, and any and all claims of Guarantor against Agent at any time existing. The right of setoff granted pursuant to this paragraph shall be cumulative of and in addition to Agent’s common law right of setoff.

16.              Further Assurances. Upon the request of Agent, Guarantor will, at any time and from time to time, duly execute and deliver to Agent any and all such further agreements, documents, and instruments, and supply such additional information, as may be reasonably necessary to obtain the full benefits of this Guaranty Agreement.

17.              Savings. If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Guaranty Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. Notwithstanding anything to the contrary contained herein, no provision herein or in any other document evidencing the Guaranteed Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by any Applicable Law. Guarantor and, by its acceptance of this Guaranty Agreement, the Agent, hereby confirms that it is the intention of such Person that this Guaranty Agreement and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for the purposes of any insolvency proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Agreement and the obligations of Guarantor hereunder. To effectuate the foregoing intention, the Agent and Guarantor hereby agree that the obligations of Guarantor under this Guaranty Agreement at any time shall be limited to the maximum amount as will not result in such obligations of Guarantor hereunder or this Guaranty Agreement constituting an unenforceable fraudulent transfer or fraudulent conveyance.

18.              Modification in Writing. No modification, consent, amendment, or waiver of any provision of this Guaranty Agreement, and no consent to any departure by Guarantor herefrom, shall be effective unless the same shall be in writing and signed by a duly authorized officer of Agent and, as to any modification or amendment, Guarantor, and then shall be effective only in the specific instance and for the specific purpose for which given.

19.              Expenses. Guarantor agrees to pay on demand by Agent all reasonable out-of-pocket costs and expenses incurred by Agent in connection with the negotiation, preparation, execution, and performance of the terms and provisions of this Guaranty Agreement and any and all amendments, modifications, renewals, restatements, and/or supplements hereto from time to time, including, without limitation, the reasonable out-of-pocket fees and expenses of legal counsel to Agent, in each case, if not paid by Borrower in accordance with the Note Purchase Agreement and subject to any applicable limitations contained in the Note Purchase Agreement. If Guarantor should breach or fail to perform any provision of this Guaranty Agreement, Guarantor agrees to pay to Agent all costs and expenses incurred by Agent in the enforcement of this Guaranty Agreement from time to time, including, without limitation, the reasonable fees and expenses of all legal counsel to Agent.

20.              No Oral Agreements. THIS GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND LENDER RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. THIS GUARANTY AGREEMENT SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AGREEMENT.

21.              Notices. Unless otherwise specifically provided in this Guaranty Agreement, all notices or other communications required or permitted to be given under this Guaranty Agreement shall be given, if to Agent, as specified in the Note Purchase Agreement, or if to Guarantor, to Borrower in the manner specified in the Note Purchase Agreement.

22.              Survival. All representations, warranties, covenants and agreements of Guarantor in this Guaranty Agreement shall survive the execution of this Guaranty Agreement.

23.              Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same Guaranty Agreement. Delivery of the signature page of this Guaranty Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart hereof and shall be deemed valid as an original.

24.              GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

25.              Consent to Forum. GUARANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS GUARANTY AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY HIM SOLELY IN ANY SUCH COURT. GUARANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT HE MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 28. Nothing herein shall limit the right of Agent to bring proceedings against Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Guaranty Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

26.              Waivers by Guarantor. To the fullest extent permitted by Applicable Law, Guarantor waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to this Guaranty Agreement or the Guaranteed Obligations; (b) presentment, demand, protest and notice of presentment; (c) notice prior to taking possession or control of any Collateral for the Guaranteed Obligations; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Guarantor acknowledges that the foregoing waivers are a material inducement to Agent entering into the Note Purchase Agreement and that Agent is relying upon the foregoing in its dealings with Borrower. Guarantor has reviewed the foregoing waivers with his legal counsel and has knowingly and voluntarily waived his jury trial and other rights following consultation with legal counsel. In the event of litigation, this Guaranty Agreement may be filed as a written consent to a trial by the court.

27.              Irrevocable Nature of Guaranty. This Guaranty Agreement shall be irrevocable. Guarantor acknowledges that any purported or attempted revocation shall constitute an Event of Default.

28.              Notice. Except as otherwise provided herein, any notices desired, required or permitted to be given hereunder shall be delivered by email to each email address listed below (as applicable) and (i) personally, (ii) mailed, certified or registered mail, return receipt requested, postage prepaid, (iii) by commercial overnight courier service, charges prepaid, or (iv) by confirmed facsimile (provided that a paper version is also sent by any of (i), (ii), or (iii) above) to the following addresses and numbers, or such other addresses and numbers as shall be given by notice delivered hereunder:

If to the Agent:

Enhanced Credit Supported Loan Fund LP

601 Lexington Avenue, 55th Floor

New York, NY 10022

Attn: Doug Cruikshank

Email: dcruikshank@enhancedcapital.com

and

David Huston

Email: dhuston@enhancedcapital.com

with copies of notices to any of the foregoing (which shall not constitute notice) to:

Perkins Coie LLP

131 South Dearborn Street

Suite 1700

Chicago, IL 60603

Attn: Teri A. Lindquist

Email: tlindquist@perkinscoie.com

Facsimile: (312) 324-9547

If to the Guarantor:

Richard J. Kurtz

270 Sylvan Avenue

Englewood Cliffs, NJ 07632

Email: RKurtz@kamsoncorp.com

with copies of notices to any of the foregoing (which shall not constitute notice) to:

McGuireWoods LLP

1345 Avenue of the Americas, 7th Floor

New York, NY 10105

Attn: Stephen E. Older and Leon Yel

Email: solder@mcguirewoods.com

Facsimile: (212) 715-2307

or to such other address or telecopy number as each party may designate for itself by like notice give in accordance with this Section 28.

29.              Headings. The paragraph headings in this Guaranty Agreement are for convenience of identification only and do not limit any of the provisions hereof.

30.              Patriot Act Notice. Guarantor acknowledges notice by Agent that pursuant to the requirements of the Patriot Act, Agent is required to obtain, verify and record information that identifies Guarantor, including his legal name, address, social security number, date of birth and other information that will allow Agent to identify him in accordance with the Patriot Act.

31.              Pledge Amendment. The parties hereto hereby amend the Pledge Agreement by replacing the reference to “(the “Guaranty”)” in the second Whereas clause with “(as amended and restated on December 15, 2015, and as further amended or amended and restated from time to time, the “Guaranty”)”.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty Agreement as of the effective date specified in the introductory paragraph hereinabove.

GUARANTOR

/s/ Richard J. Kurtz

Richard J. Kurtz

Full Legal Name:

Richard J. Kurtz

Address of Legal Residence:

_________________________________________

_________________________________________

Acknowledged and Agreed:

Enhanced Credit Supported Loan Fund, LP

By: Enhanced CSLF GP, LLC, its general partner

/s/ Douglas Cruikshank

Douglas Cruikshank, Manager

EXHIBIT A

Form of Guarantor Compliance Certificate

To: Enhanced Credit Supported Loan Fund, LP, as Agent

601 Lexington Ave, 55th Floor

New York, NY 10022

Attn: Doug Cruikshank

Re: Compliance Certificate dated [ ]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Guaranty Agreement ( as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) dated as of December 15, 2015, by and among Enhanced Credit Supported Loan Fund, LP, as Agent (“Agent”) and Richard J. Kurtz (the “Guarantor”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Guaranty unless specifically defined herein.

Pursuant to Section 4(a)(iv) of the Guaranty, the undersigned hereby certifies that:

1. Guarantor does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Guarantor Default or event which, with the giving of notice or passage of time or both, would constitute a Guarantor Default, or if any such Guarantor Default exists, attached hereto is a description of the nature of such Guarantor Default, the period of existence thereof, and what action Guarantor propose to take with respect thereto.

2. Guarantor is in compliance with the terms, covenants, provisions and conditions of the Guaranty.

3. The representations and warranties of the Guarantor set forth in the Guaranty are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).

4. Guarantor is in compliance with the applicable covenants contained in Section 4 of the Guaranty as demonstrated on Schedule 1 hereof.

5. Attached hereto as Schedule 2 is a balance sheet of Guarantor as of the end of the prior calendar quarter, together with a summary of any material transactions executed during the prior calendar quarter or pending as of the date hereof (the “Balance Sheet”). The Balance Sheet is true and complete and includes all material information necessary to make such information on the date as of which such information is dated, taken as a whole, not misleading. There have been no adverse changes to the financial position of the Guarantor from such date through the date hereof, after giving effect to any recent or pending transactions.

[6. Attached to Schedule 3 hereof are the results of the lien searches listed on Schedule 3 for a date within 30 days of the date hereof.][To be provided every other quarter.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [_____] day of [_______________], [________].

Name: Richard J. Kurtz

Accountant Certification

The undersigned hereby states that:

1. Mr. Kurtz has provided me with a list of his assets and their respective valuations. While I have neither independently confirmed these valuations nor have I independently confirmed that the list of assets he has provided is complete, to the best of my knowledge, based on the information and representations provided to me by Mr. Kurtz, the list of Mr. Kurtz's assets does not appear to be incomplete or misleading in any material respect.

2. Mr. Kurtz has provided me with a list of his indebtedness (as defined in the Note Purchase Agreement). I am not aware of any other indebtedness of Mr. Kurtz. Based on the information and representations provided to me by Mr. Kurtz, the list does not appear to be misleading or incomplete in any material respect.

3. Subject to the above, the calculations set forth in Schedule 1 appears to be reasonable, based on the information and representations provided to me by Mr. Kurtz.

4. The financial information used in my preparation of the most recent federal tax return for Richard J. Kurtz appears to be consistent with the Financial Information (if any) delivered for the applicable period covered by such tax return.

Name:

Date: ________________________

SCHEDULE 1

Financial Covenant

Net Worth.

a. Guarantor’s net worth as of the last business day in the prior calendar quarter: $[___________]

Total Asset Value

b. The Guarantor’s Total Asset Value as of the last business day of the prior calendar quarter: $[_______]

c. The Guarantor’s Indebtedness as of the last business day of the prior calendar quarter: $[_______]

d. [Eight][Nine] times row (c): $[__________]

Row (b) is greater than row (d): Y / N

Amount of Subordinated Debt provided to Borrower by Guarantor after August 31, 2014: $_______

Greater than $1,000,000: Y / N”

SCHEDULE 2

BALANCE SHEET AND SUMMARY OF RECENT AND PENDING TRANSACTIONS

See attached.

SCHEDULE 3

LIEN SEARCHES

Search Term	Type of Search	Jurisdiction
“Richard Kurtz”	UCC	State of residency, presumed to be New Jersey until Agent is notified otherwise
“Richard Kurtz”	Pending Suits, Judgment Liens, and Tax Liens	County of residency, presumed to be Bergen County, NJ, until Agent is notified otherwise
“Richard Kurtz”	Pending Suits, Judgment Liens, and Tax Liens	Trenton, NJ
“Richard Kurtz”	Pending Suits and Judgment Liens	U.S. District Court jurisdiction in which he resides, presumed to be U.S. District Court, NJ District until Agent is notified otherwise
“Forest Hill Terrace Associates”	UCC, Pending Suits, and Judgment Liens	Essex County, NJ
[Property Description]	Mortgage	Essex County, NJ

Lien search results are attached hereto.

EXHIBIT B

LAWRENCE T. LOWEN, P.C.

ATTORNEYS AT LAW

A PROFESSIONAL CORPORATION

2 EXECUTIVE DRIVE

FORT LEE, NEW JER5EY 07024

PLEASE REPLY TO FORT LEE	FACSIMILE: 212-202-3687

201-592-1700

340 WEST 57TH STREET	E-MAIL: ltlowen@lowen.net

NINTH FLOOR

NEW YORK, N.Y. 10016

212- 662-0606

December , 2013

Enhanced Credit Supported Loan Fund

Re: Guaranty Agreement dated December , 2013 made by Richard J. Kurtz to Enhanced Credit Supported Loan Fund (“Enhanced”)

Ladies and Gentlemen:

We have acted as counsel to Richard J. Kurtz (“Personal Guarantor”) in connection with his guaranty of a certain loan in the sum of $7,000,000 (the “Loan”) made to LaPolla Industries, Inc. (“Borrower”) by Enhanced Credit Supported Loan Fund (the “Agent”).

The Personal Guarantor is also referred to as the “Guarantor”.

In this capacity, we have examined and are familiar with the Guaranty Agreement executed by the Personal Guarantor in favor of the Agent, and such other documents as we have deemed necessary for the purposes of this opinion.

Based upon the foregoing, and in conformity with paragraph k(v) of the Guaranty Agreement, we are of the opinion that, during the scope of our legal representation of Mr. Kurtz and any entities affiliated with him as of and from December , 2013 through the date of this letter, and to the best of our knowledge, no action has been taken or omitted by Mr. Kurtz which would result in a default by him of the Guaranty Agreement.

This Opinion is limited to legal services rendered directly to Mr. Kurtz and affiliated entities by the undersigned, and does not encompass legal services which may have been rendered to Mr. Kurtz or affiliated entities by separate counsel during the period of time covered by this Opinion.

We are licensed to practice law in the State of New Jersey. Accordingly, the foregoing opinion applies only with respect to the laws of the State of New Jersey or of the United States of America and we express no opinion with respect to the laws of any other jurisdiction.

Very truly yours,